OPTION AGREEMENT


         THIS OPTION AGREEMENT is made this 1st day of September, 1999. 2844 ASSOCIATES, a Pennsylvania limited partnership, ("Optionor") hereby agrees to grant to 2944 ASSOCIATES, a Pennsylvania limited partnership, ("Optionee") or to its assignee or nominee, an option (the "Option") to purchase all that certain restaurant outparcel portion of the premises situate at 2680 Allentown Boulevard, Harrisburg, Pennsylvania and commonly known as Clarion Inn and Suites, Harrisburg, Pennsylvania. Such parcel of land shall be in form of a unit of a condominium, which shall be created by a duly recorded Declaration of Condominium and such parcel is more particularly described on Exhibit "A" as attached to this Agreement (the "Restaurant Outparcel"). The Option shall include the Restaurant Outparcel and an undivided interest in the common element, if any, of the proposed condominium.

                                   WITNESSETH:

         WHEREAS, Optionor owes to Shreenathji Enterprises, Ltd., a Pennsylvania corporation ("Third party") a debt in the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Obligations"); and

         WHEREAS, in consideration for the Option under this Agreement, Optionee hereby assumes the Obligations in their entirety notwithstanding the exercise of the Option by Optionee or failure thereof.

         NOW, THEREFORE, for assumption of the Obligations by Optionee and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Terms. Optionor hereby grants Optionee, or its assignee or nominee, an option to purchase the Restaurant Outparcel on the terms set forth in this Agreement. The purchase price for the Parcel shall be one Dollar ($1.00), payable at the time of settlement.

         2. Settlement. Settlement to be made within NINETY (90) DAYS of the date of execution of this Agreement and all payments required in this Agreement shall be made promptly in accordance with this Agreement.

         3. Default by Optionee. Should the Optionee default in performing any conditions of this Agreement, the sum or sums paid, if any, on account shall be retained by the Optionor as compensation for the damage and expenses to which Optionor has been put, as its sole remedy, and the transaction under this Agreement shall be deemed to be terminated and this Agreement shall become null and void. Notwithstanding the foregoing, Optionee shall still remain liable for any damage that results from the activities by Optionee or Optionee's authorized representatives upon the Restaurant Outparcel.

         4. Possession. Possession of the Restaurant Outparcel will be delivered at the time of settlement by delivery to Optionee of general warranty deed for the condominium fee interest.

         5. Liens and Encumbrances. The Restaurant Outparcel shall be conveyed clear of all liens and encumbrances except easements, rights, rights of way (recorded and unrecorded), and matters which an accurate survey would disclose. This conveyance is also subject to existing restrictions of record and/or physically noticeable easements, governmental regulations regarding sale, leasing, or possession, possible street improvements, if any, and provisions of zoning ordinances and/or any other act or ordinance affecting the use of and improvements to said Restaurant Outparcel (the "Exceptions"), provided that such Exceptions do not affect Optionee's intended use of the Restaurant Outparcel.

         6. Zoning. Zoning classification of the Restaurant Outparcel is general commercial. The present use is in compliance with the zoning classification.


         7.  Causalty.

                  (a) Loss or damage by fire or other casualty shall render this Agreement voidable at Optionee's option.

                  (b) The Optionee shall be liable to Optionor for any personal injury or property damage resulting from tests and other activities on the Restaurant Outparcel by the Optionee and Optionee's representatives prior to settlement.

         8. Title/Encumbrances. Optionor shall deliver good and marketable title, clear of all monetary and other liens, and such as will be insured at regular rates by any responsible title insurance company; otherwise, the Optionor shall be in default of this Agreement. Optionee shall be entitled to specific performance of Optionor's covenants in this Agreement respecting title.

            9. Fixtures and Personal Property. Any and all fixtures, equipment, and personal property shall be removed by Optionor prior to settlement.

         10. Taxes. Taxes, water rent, sewer rent and interest on encumbrances, if any, are to be apportioned to date of settlement. State and local transfer taxes shall be paid in equal shares by Optionor and Optionee.

         11. Option Periods.

                  (a) Optionee shall have an initial option of Ninety (90) days from execution of this Agreement (the "First Option Period"). Upon payment from Optionee to Optionor of an additional One Hundred Dollars ($100.00), Optionee shall have an additional 90-day option period (the "Second Option Period"), beginning immediately upon expiration of the First Option Period. Upon payment


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

from Optionee to Optionor of an additional Two Hundred Dollars ($200.00), Optionee shall have another additional 90-day option period (the "Third Option Period"), beginning immediately upon expiration of the Second Option Period and terminating 270 days from the execution of this Agreement.

                  (b) Optionee and its representatives and assignees may enter upon the Restaurant Outparcel during the First Option Period, the Second Option Period and Third Option Period, if any, to perform at Optionee's sole cost and expense such inspections and investigations of the Restaurant Outparcel as Optionee, in its sole discretion, determines are necessary to ascertain the condition and suitability of the Restaurant Outparcel for Optionee's intended use, including but not limited to environmental testing, title matters, zoning approval analysis, matters contained in a current title report, etc., as often as Optionor shall cooperate with Optionee during the First Option Period, the Second Option Period and Third Option Period, if any.

                  (c) Optionee may cancel this Agreement, and decline to exercise the Option, at any time within the First Option Period, the Second Option Period and/or the Third Option Period. In the event of such cancellation, this Agreement shall automatically become null and void, and all monies paid, if any, on account of the First Option Period, the Second Option Period and/or the Third Option Period on account of the First Option Period, the Second Option Period and/or the Third Option Period shall be retained by Optionor together with interest on them. In the event of such cancellation, Optionee shall be under a duty of payment of the Obligations to the Third Party.

         12. Recording. This Agreement shall not be lodged for record in any public office.

         13. Tender. Tender of an executed deed and purchase money is hereby waived.

         14. Governmental Notices. Optionor represents that, as of the date of the approval of this Agreement, no notice of any municipal, county, or township authority has been served upon Optionor or anyone on Optionor's behalf including notices relating to violation of housing, building, safety or fire ordinances, and the Optionee agrees to assume all responsibility and will pay for all costs for any work required to be done by any such authority for which a notice may be served between the date of approval of this Agreement and final settlement, or when the work is done or ordered to be done without prior notice to the Optionor during the same period. Optionor shall deliver to Optionee, at least fifteen
(15) days prior to the time of settlement, a certification from the appropriate governmental department disclosing notice of any uncorrected violation of housing, building, safety or fire ordinances.

         15. Representations and Warranties. In addition to the other representations and warranties set forth in this Agreement, Optionor makes the following additional representations and warranties to Optionee, which shall also be conditions of closing:

                  (a) Intentionally Omitted.

                  (b) Optionor is not in bankruptcy, nor has there been any petition or insolvency proceedings filed for the reorganization of Optionor.



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

                  (c) There are no rights, options, or other Agreements of any kind to sell or transfer any interest in the Restaurant Outparcel

                  (d) Optionor has authority and power to execute and record a declaration of condominium to create, out of the entire Premises it now owns, a condominium, one of the units of which shall consist of the Restaurant Outparcel.

                   (e)  The   representations  and  warranties  stated  in  this
paragraph and in other paragraphs of this Agreement shall be true as of the date hereof and as of settlement, and shall survive settlement under this Agreement.

         16. Indemnity. The parties agree that upon exercise of the Option, Optionee and Hersha Hospitality Management, LP, a Pennsylvania limited partnership ("HHLP") shall jointly and severally defend, indemnify and hold the Optionor and its successors, assigns or affiliates and their directors, officers, agents, and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with any use of the Restaurant Parcel by the Optionee and/or any third party.

         17. Entire Agreement of Parties. This Agreement contains the whole Agreement between the parties and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise, of any kind whatsoever.

         18. Time of the Essence. It is understood and agreed that, with respect to all dates set forth in this Agreement, time is of the essence.

         19. Third Party Beneficiary. The parties hereby acknowledge that Third Party is a third party beneficiary under this Agreement, upon execution of which Third Party shall have a right to payment by Optionee of the Obligations notwithstanding exercise of the Option by Optionee or failure thereof.

         20. Notices. Notices under this Agreement shall be deemed received on the date sent and shall be sent to the following addressees:


         To Optionor:

                           Hasu P. Shah
                           148 Sheraton Drive, Box A
                           New Cumberland, PA 17070
                           Fax: 717/774-7383



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

         With copy to:
                           Lok Mohapatra
                           The Shah Law Firm
                           The Lafayette Building
                           437 Chestnut Street, Suite 615
                           Philadelphia, PA 19106
                           Fax: 215/238-0157

         To Optionee:

                           Kiran P. Patel
                           148 Sheraton Drive, Box A
                           New Cumberland, PA 17070
                           Fax: 717/774-7383


         With copy to:

                           Lok Mohapatra
                           The Shah Law Firm
                           The Lafayette Building
                           437 Chestnut Street, Suite 615
                           Philadelphia, PA 19106
                           Fax: 215/238-0157


         IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.


                                       OPTIONEE:

                                       2944 ASSOCIATES, a Pennsylvania
                                       limited partnership

                                       BY: SHREENATHJI ENTERPRISES,
                                               LTD., a Pennsylvania corporation,
                                               its sole general partner


                                               By:  /s/ Kiran P. Patel
                                                    Kiran P. Patel, Secretary





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

                                       OPTIONOR:

                                       2844 ASSOCIATES, a Pennsylvania
                                       limited partnership

                                       BY: SHREENATHJI ENTERPRISES,
                                               LTD., a Pennsylvania corporation,
                                               its sole general partner


                                               By:  /s/ Hasu P. Shah
                                                    Hasu P. Shah, President





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